Exhibit 99.2

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

CORPORATE PARTICIPANTS

Peter Kraus AllianceBernstein Holding, L.P. - Chairman and CEO

Seth Masters AllianceBernstein Holding, L.P. – CIO, Asset Allocation

CONFERENCE CALL PARTICIPANTS
Cynthia Mayer BofA Merrill Lynch - Analyst

PRESENTATION

Cynthia Mayer - BofA Merrill Lynch - Analyst

Now to the presentation. I guess probably most of you know Alliance pretty well, but just briefly, after following for years I'd say one of the things that's notable about it is its retail, institutional and high net worth as well as a global footprint. Alliance is probably one of the, covers one of the broadest swaths of asset management among the public companies. And as most know, it's had its challenges, many from equity underperformance, but also some positive trends recently. Earlier this year at some point it actually touched $400 billion I think, which was a level not seen since about 2008, but has rebounded. 2009. But it has rebounded helped by strong fixed income sales, great retail channel sales, particularly from overseas, and its breadth, as said, really offers a lot of possibilities.

So with us here today is Chairman and CEO Peter Kraus. Peter has been at Alliance nearly four years. In that time has led a number of initiatives including streamlining, introduction of a lot of new products including some popular low volatility strategies. And also with him is Seth Masters, CIO for asset allocation strategies. And Seth has been at AllianceBernstein for 22 years. So with that I'll turn it over to Peter first. Thanks very much.

Peter Kraus - AllianceBernstein Holding, L.P. - Chairman and CEO

Thanks a lot, Cynthia. So I look forward to your answers myself, particularly on slide 3. But thanks a lot. It's a pleasure to be back at the BofA Merrill Financial Services conference. It's always a good time when we're here to update all of you on how we have executed our growth strategy throughout the year, so we're going to try to do that. I'm, as Cynthia said, coming up on my fourth anniversary at AB and so I thought I'd use this presentation to share a bit of a report card with all of you on what we've accomplished during my time at the firm.

It's no secret that AB has had a lot of work to do over these four years. We've also had to invest for growth in a number of areas at a time when assets and revenues were declining and we were losing ground in institutional equities, the traditional growth engine of the firm. That certainly has been our challenge.

Yet even with all these challenges that we faced, we've been able to pivot our businesses to be better positioned for our clients. We're on a stronger financial footing and we're facing a much better and brighter future. Business leaders in our firm, like Seth, who have been instrumental in our ability to make this shift, deserve a lot of the credit. So let me take you through what's happened at firm wide level over the past four years before I hand it over to Seth to share his successes on the asset allocation strategies.

So I know you need some time to read this slide. I'm not going to give it to you, but you know what's on it, so I'm going to get started. So state of the firm. It's no exaggeration to say that I came into a firm that was in the midst of a traumatic reversal of fortune in 2008. After several years of unprecedented successes, because of the overexposure to certain large cap financial stocks and companies that were subject to financial leverage going into the financial crisis, our global growth and value investment performance declined precipitously.

It was exaggerated by how large our asset bases had gotten in these two strategies and also by the fact that we had underinvested elsewhere in innovation and growth, particularly in our valuable retail franchises. The good news was that our fixed income strategies were performing extremely well. The bad news was that we weren't leveraging that strong performance. On top of all that, we overbuilt, overspent in the boom times. We were also in the throes of the worst financial crisis since the great depression and we needed to put a plan in place immediately to stabilize the organization, prioritize initiatives that would ultimately put AB back on a path to growth.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

So here's what we did. You've seen this action plan, we've followed it ever since. Those of you who follow AB on a regular basis will recognize these four focus areas. We'll update you on what we've accomplished in each of these areas on each quarterly earnings call and whenever we're at investor conferences like this so you get a sense of our progress.

First, we've had to address our investment performance issues by supporting our strong fixed income platform and evaluating our research in investment processes and equities. We also needed to invest for growth in areas where we saw the most long term promise. And more important, where we could anticipate and meet clients' needs. That meant reinvigorating our retail franchise, building out our emerging growth areas across products and regions, and innovating for our clients with new services and new ideas. And we had to address our cost structure by taking a hard look at headcount, space, and all that against prevailing business trends.

This slide is going to look even more familiar to some of you. It sums up all we've accomplished in the past four years in executing on that strategy. I think we've achieved quite a bit, especially considering the difficult and volatile markets we've seen and the pressures we've been under as a firm and frankly, as an industry, over the past four years.

We have delivered consistent fixed income outperformance and made headway in equities. We've launched new equity services that meet our clients' evolving needs, even as we've remained committed to core equity, growth, and value services. We've innovated for our clients with new offerings across channels and asset classes. We not only reinvigorated our US retail business, we're now on the map in a major way in Asia and growing in Europe as well.

In four years of declining market volumes, our leading US sell side business has been able to gain share, add talent, and successfully expand into Europe and now in Asia. We've steadily enhanced our private client offering. We've also built a strong business and reputation in the defined contribution space in both the US and in the UK. You'll hear a lot more from us on these two areas from Seth in a moment.

Finally, we're steadily improving our operating leverage through an ambitious global real estate consolidation plan and other expense initiatives. While our work is by no means done and we've made significant meaningful progress in the time we've been executing our long-term strategy, we have more to go. Most importantly, we've positioned our business over the past four years to be there in a better way for our clients. That will pay dividends. And to improve substantially in all of these areas. Sales, profitability, financial strength, for the long term.

So let's look at where the business stands today. Large cap equities, which represented more than half of our total assets and nearly two thirds of our annualized fee base at the end of 2008, half of the assets and two thirds of the fee base, has clearly contracted significantly during these past few difficult years.

At the same time, our investments to build out in other areas have paid off. We've achieved growth in every area beyond large cap equities and are a much more diversified business today. Assets under management in these services have increased by 61%, almost two thirds, in the time we've been executing our strategies, and annualized fees they generate have increased 75%. The $527 million in incremental annualized fees we now earn from these strategies replace about 75% of the fees we've lost as a result of the decline in large cap equities. And we believe large cap equities will come back as markets become more amenable to core growth and value disciplines and our performance therefore improves.

We have a long history of delivering for clients though we've certainly disappointed recently. We may never be again as big as we once were in large cap equities, but we don't need to be. We're well positioned and growing in a number of areas that are important to our clients and we've diversified the business and won't return to our overconcentration of the past.

Asset allocation strategy, which is Seth's business, could be our greatest success story in this regard. It's a place where our clients increasingly want to be and where we've innovated with new offerings to meet their needs. In the past few years, we've built a significant presence in this emerging space and our clients have responded. Asset allocation AUM has grown the most in percentage terms of all the targeted growth areas for the firm. Today it's about 12% of the firm's AUM and the fees we realize from asset allocation services have nearly doubled since the end of '08 to almost $190 million on an annualized basis. Seth is going to take you through our array of asset allocation strategies which are designed to balance taking a long term view for clients with adjusting dynamically to respond to near term market challenges while at the same time managing clients' risk.

I'm excited about all we've accomplished with this business. I can't imagine a more effective architect at the helm than Seth. So without further ado, I'm going to turn it over to Seth.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

Seth Masters - AllianceBernstein Holding, L.P. – CIO, Asset Allocation

Thank you, Peter and Cynthia, and it is a pleasure to be here today. And I, too, am very excited to discuss with you our asset allocation services, a business that I am very passionate about and one where I think although we've come a long way very quickly, there is a long way yet ahead of us to go. And why is that? Why is there this growing need for asset allocation, in our view?

Well, our industry, really since its founding, has typically focused on slots and roles, basically taking the capital structure and breaking it up into its component parts like equities, and within equities, growth and value and large and small cap. And then slicing and dicing portfolios into those constituent components or style boxes and then trying to determine which are the best managers in each of those boxes.

The asset allocation decision has actually been secondary in terms of the way our business has actually been compensated and the way it's run itself. And along the way, in fact, most of the effort is being dedicated by the industry to manager selection and figuring out who is the best manager in each box. Where does that asset allocation decision end up? Well ironically, it goes back to the investor. And that in fact is a bit of a problem because as investors over the last few years, and especially since 2008, have recognized that they aren't meeting their goals and they've incurred a lot more risk than they were expecting, they've discovered that fixing that problem requires revisiting this issue of them taking on implicitly the allocation of capital in their asset mix. And they can't fix that problem within the slots and roles framework. They actually have to have a better approach to asset allocation across the boxes, not just worrying about what's happening within each box.

And what we see as we work with investors of all different stripes is that the precise goal or objective that investors are shooting for is very, very different for different types of investors. Individuals are trying to meet financial goals like being able to send their kids to college or being able to retire at say age 65. For defined benefit plans, the goal is probably meeting your planned liabilities and especially if you're underfunded, that can be a huge challenge. For a defined contribution plan increasingly the key issue is helping your participants achieve a dignified retirement and having that outcome be somewhat more concrete, more certain. Foundations and endowments are trying to make sure that whatever spending policy they're committed to is something that they can sustain over whatever their horizon might be. And so on.

So all these actually incredibly varied objectives and in many cases something that requires a huge amount of study, but underlying those objectives what you find is that there are really two key concerns that investors know they have to get right and often need help with. The first is when you're trying to meet that objective, what is the strategy you're going to pursue? What is the policy over the long run that's going to give you the best odds of meeting your strategic goal and managing your risk of not making that goal in the long run.

And the second big concern that people express is what's the shape of the path that gets you to that long run outcome? And I think 2008 is a good case study of why just reaching the goal by itself is not the only problem, that shorter term or dynamic issue of how you get there is pretty important as well. And we found a number of ways to address the needs of different kinds of investors across a spectrum of different asset allocation services that draw on our ability in this area.

Our first group of asset allocation clients were our private clients. And that's because we've been managing money for private clients since 1967 and the vast majority, I'd say about 90% of our private clients, really see us as their asset allocator and as a partner with them in helping define and meet their investment objectives. So it's a natural role for asset allocation. And we've designed and implemented an integrated approach to asset management for private clients that systematically manages not just their asset allocation, but also their taxes and risks across each one of our 30,000 individual client portfolios for which we have responsibility.

We've also done a lot of work to enrich what's inside that private client solution. Our most important innovation over these last few years I think has been incorporating dynamic asset allocation into the private client channel. And I'll give you a little bit more detail on that in a minute, but dynamic asset allocation, which we often call DAA, focuses on dynamically adjusting the exposures inside client portfolios to make sure that they remain in tune with the evolving risk and return dynamics of the markets. So the result that we're looking for in portfolios that are dynamically managed is more consistency of return. Essentially the same return with a lot less risk in the tails.

Another key area for us is defined contribution. And in that space we've been building a differentiated presence for years now. We started by making some real breakthroughs in glide path design which is devising the asset allocation through time of target date type services whose asset mix shifts gradually over the lifecycle of an individual.

And then we introduced our own customized retirement strategies, or CRS service, which helps 401(k) plans implement the target date default design that's right for them. That allows them also to improve the oversight qualities of their defined contribution plan and reduce its costs to basically make defined contribution much more institutional, much more like traditional DB. And we've continued to refine our CRS offering and most recently we've implemented a lifetime income service which allows DC plans to actually offer a guaranteed income benefit that really makes DC, in our view, at parity with traditional DB but with a whole lot less cost and risk for the employer.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

And finally in the defined contribution arena, we've also taken this CRS concept to the UK as well as the US and we're not only implementing straight CRS but also developing a new service called retirement bridge which manages the timing of annuitization.

So that's the third column on the chart. If you move over to the fourth column, inflation in real assets, it's actually a relatively new area for us. And note that we don't know exactly when inflation might pick up around the world and we're not making a forecast that it will do that imminently. But we do know one thing. Whenever inflation does pick up, it will immediately become one of the biggest problems for the vast majority of investors. Because rises in inflation tend to be bad for both bonds and stocks, and therefore you really need from an asset allocation standpoint, some assets that actually benefit when inflation rises which is why we have now a variety of services that provide that kind of inflation sensitive effect.

And last, but by no means least, our index business is also a growing area and I think it's becoming an opportunity for us to add more value for clients. What we would focus on is that there's a big difference between what most people think of as indices which are the plain vanilla benchmarks like the S&P 500, and customized strategies that can provide risk control or be tailored for a specific client need. Most of our business is actually custom indices although we do do vanilla indices as well, and those are in fact higher value add to the client and therefore tend to be more attractive business for us as well.

So let's delve into each of these five areas of asset allocation in a bit more depth beginning with private client. As I said, we have made some very substantial enhancements to our private client offering over the last couple of years. And we've actually essentially renovated every aspect of the service. We introduced DAA, or dynamic asset allocation, in 2010, and now that allows us, as I mentioned, to modify our exposures to stocks versus bonds, US versus non-US assets, and interest rate exposures, currency exposures, to smoothly reflect the risks and also rewards that we see in the marketplace as they evolve literally day by day.

In 2010, if you move to the bottom left, we also introduced Alternatives which initially was an institutional type vehicle that was appropriate for the higher end of our private client business. And it is a multi-manager fund to fund that's very uncorrelated to equities of any stripe, and actually relatively uncorrelated to the bonds and therefore quite attractive as part of an overall asset mix.

This year, I'm sorry, in 2011 we also introduced Real Assets, another inflation sensitive services that cover bond exposure which, again, is important for helping portfolios withstand the ravages of inflation when it rises. And then this year we've introduced another couple of innovations. We basically transitioned our clients into strategic equities on the top right of the bar which is a multi-style all cap portfolio that offers both greater diversification and also higher conviction than our historic equity strategies did.

And finally, we've broadened client's access to our Alternatives strategy by making our multi manager fund to fund offering available as a registered investment company, or RIC, which virtually all of our product lines can now access. So let me just quickly go through the 2012 enhancements in a little bit more depth starting with the RIC.

So now that we do have a registered investment company, basically almost all of our private clients qualify for access to an institutional quality alternatives vehicle which is managed by one of the longest tenured strongest teams in the business with an excellent long term track record at managing a hedge fund to fund. This is a great diversifier for our clients and it also allows our clients to access a wider variety of investment ideas than they otherwise could. And these ideas can provide very good returns while actually lowering overall portfolio risk because they will tend not to necessarily reflect what's happening in the stock and bond markets.

Strategic equities is also about harnessing more of our best ideas and doing so more risk efficiently. And let me go through in a bit more detail because this is really something quite new and different for us and we think for the industry. It's a truly integrated model where we are actually managing all of the underlying parts of a multi asset, multi style portfolio in one envelope. So before, our traditional large US equity portfolio offering for our private clients was strategic value and strategic growth. The upper left most green and blue circles on this chart. And they were basically managed more or less as separate portfolios.

Now we have and we had more equity piece parts than that. And we're drawing on in fact six of those equity piece parts to put together strategic equities. The other four are active low vol, the pale blue circle, select equities, the gray circle, and also SMID value and growth. If you were to think of this the way most institutions do and buy each of those six pieces separately, which is the classic way of putting together a multi-manager portfolio, you would end up with over 200 individual stocks in the large cap space plus the SMID names. And the portfolios, each of them would be constructed and optimized as a separate standalone piece without taking account of what's going on in the other five. There would be no management, therefore, of any risk concentrations that could result because multiple portfolios could hold the same stock or have essentially overlapping exposures to the same risk.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

And from a tax standpoint, if you have taxable clients in your tax managing, each of those portfolios would be tax managed as a separate piece card, not recognizing that sometimes something that's going on over here could actually have tax implications that could be offset over there. So we thought about, is there a way to deliver a better result by integrating this? And we think there really is. The way we manage strategic equities today is we incorporate all six of those component parts to deliver a multi style and multi path portfolio that has value and growth and stabilizing components from active low vol and select equities, plus both large and SMID names. But we're only choosing the highest conviction names from each of the teams. We're asking each of the teams to contribute the parts of their portfolios that are the ideas that really have the juice.

As a result, the number of holdings is about half of what it would be if you bought all the six parts separately. And we are building that portfolio with the help of the underlying teams as one unit. So we're managing risk and we're managing taxes across the whole thing, not piece by piece. And we think this is a lot more efficient from a risk standpoint and actually allows us over time to deliver higher conviction and better returns.

Let me give you a sense of how that works. If you look at the S&P 500, the 30 top holdings account for 25% of the index. If you look at our portfolio, our 30 top holdings account for almost half of the whole portfolio. That's a very high degree of active share. It means that we have a lot of conviction in those names. We're taking meaningful positions. But here's the interesting thing. From a risk standpoint, the ability of our team to manage risk has actually gone up because we have components that are so very complimentary to each other. The value team is looking for the stocks that have the absolute cheapest prices.

So a lot of pharma companies are on that list of stocks that we hold in the top 30 that have a little V next to them for value. We have a lot of stocks we like because they have superior and we think underappreciated growth potential, like for example, Emerson Electric and BioGen.

And the stability teams want predictable earnings which avoid surprises and may also be, for that reason, undervalued, like IBM or Exxon. And that is interesting because these ideas tend to diversify each other better than the sort of 50 of the best value ideas diversifies the rest of the value stocks. So that's we think a better way of running a portfolio comprehensively across multiple styles and cap ranges.

So clearly the goal here is better consistency of results, better management of risk, and still seeking high return. And that's something we can do not just within an equity portfolio, it can also be done across assets with our dynamic asset allocation tools. And clearly in the last few years we've seen just how much of a roller coaster markets can be. And clients are clamoring for something that helps smooth that ride. That's what we seek to do with dynamic asset allocation, or DAA. And the goal is to help keep clients invested for the long run by helping them manage the peaks and valleys.

What you can see on this chart is we're trying to pull in the tails of the distribution. Essentially reduce short term risks and mitigate the extreme outcomes but without sacrificing return. It's very easy to mitigate extremes by just de-leveraging a portfolio, but then you're moving your return down. We want to be able to mitigate extremes with the same return. And since we launched DAA in early 2010, we think we've been able to deliver on that promise. And let's see how DAA has worked since inception.

What you can see on this chart is that we've had to negotiate a very turbulent environment over the last couple of years. The changes have been fast and furious as you can see in the blue line which shows the ups and downs of the global equity index. And what we've done over that time is when we have seen opportunities to moderate risk, because risk had become very elevated, often the wake of Euro flare ups or other macro events, we pulled back on our equity holdings and took our equity weight below norm as shown by the green bars pointing down.

Whereas when there were periods where risks were actually abating and becoming more moderate and we thought you were well compensated relative to the risks you had to take, we put more of the portfolio into risk assets as shown by periods when the green bars are pointing up.

And here you can see how we actually performed. Managing volatility through DAA has allowed us to meet our key objective which is reducing volatility by a little bit more than 10%. We've also done that without a meaningful impact on returns. Our expectations over time, our expected impact on returns will bounce around zero, sometimes a little bit more, sometimes a little bit less. And what drives whether you're a little bit above or a little bit below is what the environment has been recently. Because as you can see on this chart that when you are in weak markets, like the second quarter of 2010 or the third quarter of 2011, DAA has tended to deliver very good relative performance as you would hope. During very weak markets when the market is down, that's DAA's job is to mitigate that draw down.

On the other hand, during markets that are volatile to the upside, we will tend to lag as you can see by the events in the third quarter of 2010 and the fourth quarter of 2011. So we think that this is exactly one of the kinds of tools that clients want and we've rolled this out for the vast majority of our clients in the private client business. We've rolled it out also for some clients in defined contribution, and insurance companies have also been very interested in this capability.

Let's move on now though to the defined contribution business overall. So if you look at the opportunity in the US DC, defined contribution, the numbers are actually pretty staggering. So for our industry as a whole, this is going to be, I think, the institutional growth engine over the next 20 years. Ever since the Pension Protection Act passed in 2006, there have been huge incentives for DC plan sponsors to auto enroll their workers. And there have been legal protection for plan sponsors to default those workers into what's called a QDIA, a qualified deferred -- a qualified investment vehicle that is a default option. And that's usually been a target date fund.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

This has led to a real boom in defined contribution and actually a huge institutionalization of defined contribution the net of which is that the share of US companies that are auto enrolling has gone from as you can see on the chart, only about 14% in 2003, to now 60% or more, and a vast increase in the amount of the assets in DC that are going into that default option. Because all the new people who are being defaulted into plans, tend to end up in the default option, and the people who roll out of a DC plan because they're changing jobs or retiring, tend to have most of their legacy money in everything else.

So on the right-hand side of the chart, what you can see is the defined contribution universe is growing quite robustly and is going to virtually double from about $3 trillion in 2010 to about $6 trillion in 2020. And virtually all of that growth we anticipate is going to come from the default option which is, again, almost exclusively or dominantly target date assets.

This is a very, very rapid rate of change and huge amount of money. And so the question is, how do you take advantage of this major trend that I think really will transform our industry? And our view is that we've been focused on having a better answer for what that QDIA, what that target date default should look like, one that is better suited to being a major part, like maybe half the assets, of a typical plan in the future.

The way we do this is by having a customized target date structure that unlike a traditional bundled target date fund, is able to evolve as plans evolve and as their needs change. We call this customized retirement strategies, or CRS, which is in fact what it sounds like. It's an open architecture target date portfolio which can be fully flexible. It's designed to allow a plan sponsor to choose whatever managers they would like using a glide path that's tailored to their needs and can easily evolve. And using whatever other providers they feel are most effective. And this allows us to leverage our asset allocation knowledge to design the glide path that helps the individuals through the lifecycle. And it also allows us to implement smoothly changes to that glide path as well as any changes to the manager lineup that a plan sponsor would like to have, or changes to their plan design.

This we think really brings the DC plans into the institutional world the same way they've been used to managing their DB legacy pension plans. And what we've seen is very strong growth in the US and we just launched in the UK and things look pretty promising there, too. So by innovating this way, we've been able to grow the custom retirement strategies business from just over $3 billion in 2008 to something a bit over $16 billion today. We believe we are the market leader in this space and we've also been able to launch in the UK a similar CRS service which has literally just started this year and now has about $750 million in assets funded or in the process of funding.

In addition in the United States, we also have a lifetime income solution which is up and running today and which we are very excited about. So lifetime income is the thing that people have always really wanted to integrate into DC plans, but it's never been possible before. And we think that were a number of stumbling blocks, one of the big ones being you have to have it be part of the default option, the target date fund, which is well suited for that because you don't need to provide lifetime income to someone who's 30 years old. And as they approach age 65, they need more and more of it, so a target date structure that lets you vary how much lifetime income you have, is actually the perfect kind of approach to use.

But you also can't use traditional insurance products inside that target date fund for a number of reasons, but one of them is almost all traditional insurance products are single insurer and large plan sponsors do not want to be saddled with the potential risk of having one insurer backstopping their entire DC program when that insurance company might not be there in 20 or 30 years. So you have to design the new kind of insurance that is also compatible with having multiple insurance companies back it.

We spent a number of years designing this and launching it and now have this service up and running. We think it's really very transformational because this allows a DC plan to offer what amounts to a lifetime income benefit, effectively a pension, and truly be at parity with what DB used to be. We think that will make the DC business really one of the ways that plan sponsors in the future will actually transition away from the DB model which they now are desperate to do. And our first big client, as many of you know, was UTC or UTX for those of you who look at the ticker, and this has been very well received. We're very excited about continuing to build on that foundation.

So we are pretty excited about all of this. I should also mention in the UK we have a -- we're developing something called retirement bridge which is a way of managing the timing risk that people have as they move basically from managing an asset portfolio while they're working to eventually annuitizing in retirement which you need to do in the UK. And that actually is also something that's gotten a lot of very, very favorable mention including being cited by the UK government as really a standard setter in their thinking about how they want the UK defined contribution business to evolve.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

So we think that our DC business really is, again, part of what makes our asset allocation business strong. It's taking advantage of the fact that we have insight into evolving needs that clients have and that we have tools to help them meet those needs. And that's the same thing we've done in the inflation and real asset arena. As I mentioned earlier, we don't really see that inflation is going to rise soon, but it could happen at some point in the not too distant future. Because as you see on this slide on the left-hand side, the developed world is deleveraging and is awash with liquidity, a lot of which is spilling over into the emerging markets which actually have a fairly accommodative fiscal policy by and large, and that excess money growth that we are in part responsible for, is skewing inflationary pressures on the other side of the world, some of which come back to haunt us.

Right now, because the global economy is so soft, those cycles haven't metastasized, but at some point they might. And the key point about inflation protection is, like with rain storms, you need to have the umbrella before the rain starts falling if you want to manage the problem. So what we've done on the inflation side is think about what are some inflation sensitive assets that investors might need in that kind of rain storm. And they really would need them. On this chart you can see the inflation sensitivity of different kinds of assets. And as you can see, both regular bonds and stocks tend to have a pretty negative outcome in times when inflation is rising. They tend to drop 2 to 1 any rise in inflation.

By contrast, assets like inflation linked bonds, and especially natural resources stocks, commodity futures and gold, can be very inflation sensitive. So the point is to have essentially some part of a portfolio exposed to those pieces of the capital market structure that can benefit from inflation to shield the rest of the portfolio that's in assets like bonds and regular stocks.

And what we typically recommend is that whether you're in a traditional type asset allocation or in a core satellite type asset allocation, you allocate somewhere in the neighborhood of 5% to 15% of a portfolio to these real assets. And exactly what the right answer is will depend obviously on client circumstances, but the key point here is you need to have some to protect your portfolio. You don't want too much because this is a form of insurance and there is an opportunity cost of protecting yourself from inflation You don't want to buy more insurance than you need.

Finally, our index business we think is very distinctive and I think many people think of indexing as sort of a simple, almost commoditized business. But there's one thing that sometimes gets forgotten in all that. There are literally thousands of indices out there. Thousands. That's a lot of indices to choose from and it's really not obvious which is the right benchmark to use. In the United States, once upon a time people would have assumed that the right index to use was the Dow, right? Now a lot of people assume it's the S&P. But interestingly, a couple of high profile managers have switched recently from the S&P to Russell or Crisp or other computing indices. And that's just in large cap equities in the US.

So figuring out what you're trying to do to achieve market exposure is an active decision. There are pretty big differences year to year between the performance of different indices that are trying to ascribe to the same universe. And so just tracking one index doesn't mean you've actually managed your risk. Our clients in our index business tend to be large and sophisticated organizations that do have specific objectives and they need help basically understanding which type of index is going to help them meet those objectives best. So it really fits into this broad rubric of asset allocation when you think about that.

The way we do this is we really take the clients' problem and work with them to understand where they fit along the spectrum from plain vanilla indices on the left-hand side of the page where you just have to define which country you're looking at, maybe which sector or capitalization range, and then you can choose from a menu. And by the way, we manage quite a lot of plain vanilla indices and we do a pretty good job of that. But where we get more and more interested is as you move more towards the right where there's more value added imbedded in both the index selection and management and implementation. So you could worry about maybe exactly how you weight the components in the index. There's a lot of reasons why traditional indices can actually be quite misleading or unhelpful to many clients.

You could worry about factor exposures. There might be factor exposures in the index that you don't want and that you want to basically work around. And there could actually be data exposures that you want to incorporate into your index management. For example, like having an index version of dynamic asset allocation or some other stop loss type mechanism that might be based on indicators like volatility in the market.

We think that all of these custom index solutions really are expending the strength of our firm, the same ones that make us very helpful as an active manager. But those issues actually exist on the index side more than most people realize.

So what do we do overall when you think about everything I just talked about across asset allocation? What we're doing is delivering value for clients in a set of asset classes or capabilities that they increasingly want to have. We're basically differentiating for clients by approaching the -- well, approaching the two key issues that they face. One of which is, what's their long term target allocation supposed to look like? What risks does it make sense for them to be in, in general? And then from time to time as the world changes, as their needs change, how should they tweak those exposures? And I think we've done a pretty good job so far in beginning to address these broad concerns. And I'm excited about the prospect of becoming better and better at that through time. And look forward also to your questions about this and about the firm. So with that, let me turn it back over to you, Cynthia.

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QUESTION AND ANSWER

Cynthia Mayer - BofA Merrill Lynch - Analyst

Great. Thank you. We just have a little bit of time left, so why don't we -- I want to make sure our audience gets a chance to ask questions, see if anybody has a question, and if not, I have a question. And we'll take a look at the answers here while you think of a question.

So rotation equity. Sometime next year. And even more think sometime over the next three years. I'd say given how long it's taken, that's a positive answer, wouldn't you?

Peter Kraus - AllianceBernstein Holding, L.P. - Chairman and CEO

Optimistic.

Cynthia Mayer - BofA Merrill Lynch - Analyst

It's optimistic, okay. And then what will it take, if we look at the next answer, another good year of equities and even more people believe negative fixed income returns. And that's in line with what our, one of the things our strategist at Bank of America Merrill Lynch thinks, Michael Cardan.

And then finally, to the strategy question which people may or may not have answered, rebuild bad equity. Okay.

Peter Kraus - AllianceBernstein Holding, L.P. - Chairman and CEO

We agree.

Cynthia Mayer - BofA Merrill Lynch - Analyst

And focus on the high net worth which is really a very unusual and prized business, in line, remain as broad as possible. So I don't know if there are any questions, but maybe I'll just ask a quick question if there are none. Which is, the thread that I hear going through everything you were talking about, is customization. And I'm wondering how you handle the pull between customization versus the efficiency of standardized offerings.

Seth Masters - AllianceBernstein Holding, L.P. – CIO, Asset Allocation

Right, so it's a great point. Definitely customization can eat you alive if you don't think before you do it of how it will scale. So a good example of how we solve that problem is the way we customize dynamic asset allocation. Again, we have 30,000 separately managed accounts for our various private clients and basically we have every single possible asset mix you could imagine from clients with 30% in equities to clients with 80% in equities. And what we were able to do, and also we have clients who are taxable and clients who are not. What we were able to do was basically have a very small number of mutual funds that we can use in different combinations to allow our full dynamic asset allocation advice to work for every single one of those clients. Some of them are taxable, some of them are not. And by doing that, you make something that looks incredibly daunting actually very scalable.

Cynthia Mayer - BofA Merrill Lynch - Analyst

So a building block approach?

Seth Masters - AllianceBernstein Holding, L.P. - CIO

Exactly.

Cynthia Mayer - BofA Merrill Lynch - Analyst

All right, well with that, we're out of time Thank you very much, Peter and Seth.

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NOVEMBER 13, 2012 / 06:45PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America
Merrill Lynch Banking and Financial Services Conference

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